                                                                    EXHIBIT 23.6

                    CONSENT TO BE NAMED AS A FUTURE TRUSTEE

    Pursuant to Rule 438 under the Securities Act of 1933, the undersigned hereby consents to be named in the Registration Statement on Form S-11 filed by Entertainment Properties Trust (the "Company") as a person who will become a trustee of the Company prior to or upon consummation of the proposed offering of shares of the Company's common shares of beneficial interest, par value $.01 per share.


                                          /s/ Charles S. Paul



Dated: October 24, 1997